AMENDMENT NO. 1 TO MASTER SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO MASTER SERVICES AGREEMENT (this “Amendment”) effective as of November 19, 2025, by and among Sterling Capital Funds, a Massachusetts business trust (the “Trust”), and Ultimus Fund Solutions, LLC, an Ohio limited liability company (“Ultimus”).

WHEREAS, Ultimus and the Trust are parties to that certain Master Services Agreement dated August 26, 2024 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a)	Schedule A to the Agreement hereby is deleted in its entirety and replaced with Schedule A attached hereto, as the same may be amended from time to time.

2.	Miscellaneous.

(a)	Except as amended hereby, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

STERLING CAPITAL FUNDS		ULTIMUS FUND SOLUTIONS, LLC

By:	/s/ James T. Gillespie	By:	/s/ Gary Tenkman
	James T. Gillespie		Gary Tenkman
	President		Chief Executive Officer

SCHEDULE A

to the

Master Services Agreement

between

Sterling Capital Funds

and

Ultimus Fund Solutions, LLC

dated November 19, 2025

Fund Portfolio(s)

Sterling Capital Behavioral Large Cap Value Equity Fund

Sterling Capital Behavioral Small Cap Value Equity Fund

Sterling Capital Special Opportunities Fund

Sterling Capital Equity Income Fund

Sterling Capital Mid Cap Relative Value Fund

Sterling Capital Real Estate Fund

Sterling Capital Small Cap Value Fund

Sterling Capital Ultra Short Bond Fund

Sterling Capital Short Duration Bond Fund

Sterling Capital Intermediate U.S. Government Fund

Sterling Capital Total Return Bond Fund

Sterling Capital Long Duration Corporate Bond Fund

Sterling Capital Quality Income Fund

Sterling Capital North Carolina Intermediate Tax-Free Fund

Sterling Capital South Carolina Intermediate Tax-Free Fund

Sterling Capital Virginia Intermediate Tax-Free Fund

Sterling Capital West Virginia Intermediate Tax-Free Fund

Guardian Capital Dividend Growth Fund*

*	To be added upon completion of fund reorganization from Capital Series Trust to Sterling Capital Funds, anticipated to occur during Q1 2026.